UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2019

ADT Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38352	47-4116383
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Yamato Road

Boca Raton, Florida 33431

(Address of principal executive offices)

(561) 988-3600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Disposition of ADT Security Services Canada, Inc.

On September 30, 2019, ADT Inc., a corporation organized under the laws of the State of Delaware (“ADT”), entered into a share purchase agreement (the “Share Purchase Agreement”) among ADT, ADT Security Holdings Canada Ltd., a corporation organized under the laws of the Province of British Columbia and an indirect, wholly-owned subsidiary of ADT (“Seller”) and Telus Communications Inc., a corporation organized under the federal laws of Canada (“Buyer”).

Pursuant to the Share Purchase Agreement, subject to the terms and conditions more particularly set forth therein, at the closing of the transactions contemplated by the Share Purchase Agreement (the “Closing”), Seller will sell to Buyer, and Buyer will purchase from Seller, all of the issued and outstanding shares in the capital of ADT Security Services Canada, Inc. (the “Company”) (the “Sale”). Subject to the terms and conditions set forth in the Share Purchase Agreement, at the Closing, Buyer will pay CDN$700 million in cash for the Company, on a cash-free, debt-free basis, subject to adjustments for net indebtedness, net working capital, recurring monthly revenue and subscriber count, as more particularly described in the Share Purchase Agreement. ADT expects to incur a non-cash charge in the third quarter in connection with the transaction, which may be material to ADT’s earnings.

In connection with the Share Purchase Agreement, the parties agree to enter into a non-competition and non-solicitation agreement (the “Non-Competition Agreement”) on the Closing. Pursuant to and subject to the terms and conditions more particularly set forth in the Non-Competition Agreement, subject to limited exceptions, ADT and Seller agree not to carry on, be engaged in, have any financial or other interest in, lend money to, guarantee the debts or obligations of or be otherwise involved in the business of the Company in all or any part of Canada, offer employment to, solicit the employment of employees of the Corporation or hire such employees or solicit clients, suppliers or dealers of the Company, in each case, for a period of seven years following the Closing. The Non-Competition Agreement provides an exception to the restrictive covenant not to compete to allow ADT to continue to service cross border customers.

The Closing is subject to customary conditions and other business requirements, including, the absence of a material adverse effect on the Company, the receipt of approval under the Competition Act (Canada), the absence of any action, proceeding, order or notice restricting, enjoining or otherwise prohibiting the Closing, the accuracy of representations and warranties and the performance of covenants, subject to certain materiality qualifications.

The Share Purchase Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type, including customary operating restrictions on the conduct of the business of the Company during the period from the execution of the Share Purchase Agreement to the Closing and covenants of the parties to use their commercially reasonable efforts to obtain approval under the Competition Act (Canada). The Share Purchase Agreement contains certain termination rights by either Buyer or Seller, including if the transactions contemplated by the Share Purchase Agreement are not consummated on or prior to

December 31, 2019, which may be extended beyond December 31, 2019 by either Purchaser or Seller by up to two successive periods of 30 days each if Competition Act (Canada) approval has not been obtained by such date.

The foregoing description of the Share Purchase Agreement, the Non-Competition Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference, and the form of Non-Competition Agreement attached thereto as Exhibit A. The Share Purchase Agreement and Non-Competition Agreement have been included to provide investors with information regarding its terms and conditions. It is not intended to provide any other factual information about ADT, Seller, Buyer, the Company or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Share Purchase Agreement were made only for purposes of the Share Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Share Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Share Purchase Agreement or any of their respective subsidiaries or affiliates. Information concerning the subject matter of representations and warranties may change after the date of the Share Purchase Agreement.

Item 7.01.	Regulation FD Disclosure.

As disclosed above, ADT announced today its entry into a Share Purchase Agreement with the Purchaser relating to the Sale of the Company and the authorization of the Special Dividend (as defined below). The press release announcing the Sale and Special Dividend is set forth on Exhibit 99.1 furnished herewith and incorporated by reference hereto.

The information in this Item 7.01 is furnished solely pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.

Item 8.01.	Other Events.

Special Dividend

ADT announced today that its board of directors authorized a cash dividend in an aggregate amount of up to $550 million and plans to set the dividend at $0.70 per share to common stockholders, conditioned upon the consummation of the Sale and subject to subsequent corporate action (the “Special Dividend”). A committee of the board of directors was formed for the purpose of setting a record date and payment date in connection with the consummation of the Sale. Consequently, the Special Dividend may not be in that amount, or occur at all. Details of the Special Dividend, including the record date and the payment date of the Special Dividend, will be provided in conjunction with the closing of the Sale. A copy of the press release announcing the declaration of the Special Dividend is attached hereto as Exhibit 99.1 and incorporated into this Item 8.01 by reference.

Forward Looking Statements

ADT has made statements in this filing and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters. Any forward-looking statement made in this filing speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control and could cause future events or results to be materially different from those stated or implied in this document, or to not occur at all, including among others, risk factors that are described in the ADT Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*+	Share Purchase Agreement, dated September 30, 2019, among ADT Security Holdings Canada Ltd., ADT Inc., and TELUS Communications Inc.

99.1	Press Release, dated October 1, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.
+	Confidential treatment requested. Confidential portions of this Exhibit 2.1 have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADT INC.

Date: October 1, 2019

	By:	/s/ Jeffrey Likosar
	Name:	Jeffrey Likosar
	Title:	Executive Vice President, Chief Financial Officer and Treasurer